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                                                                   EXHIBIT 10j15

                       AMENDMENT TO SEVERANCE AGREEMENT
                       --------------------------------


     This AMENDMENT to the Severance Agreement (the "Agreement") dated as of January 29, 1996, as amended, between FORTUNE BRANDS, INC., a Delaware corporation (the "Company") and MARK A. ROCHE ( the "Executive");

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Company and the Executive entered into the Agreement in order to provide severance benefits in the event of termination of the Executive's employment; and

     WHEREAS, the Company and the Executive desire to amend the Agreement in order to define more precisely the amounts payable in lieu of an incentive bonus in the event of termination of employment, to provide that a relocation of the Company's principal executive office constitutes a "good reason" for termination of employment, to reflect changes in the addresses to which notices may be sent under the Agreement and to add provisions on Confidential Information, Loyalty and Non-Competition to the Agreement;

     NOW, THEREFORE, in consideration of the premises and to further assure the retention of the Executive in the employ of the Company after the date of this Amendment to Severance Agreement, the parties do hereby agree as follows:

          1. Section 1(f) of the Agreement is hereby amended by redesignating paragraphs (iv) through (vi) thereof as paragraphs (v) through (vii), respectively, and by adding a new paragraph (iv) as follows:

          "(iv) the relocation of the Company's principal executive offices to a location more than 35 miles from their location on March 1, 2000 or the Company requiring the Executive to relocate to any office other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations on March 1, 2000."
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          2.   Section 2(b)(ii) of the Agreement is hereby amended in its entirety as follows:

          "in lieu of any further salary payments, annual incentive compensation awards or profit-sharing allocations to the Executive for periods subsequent to the Termination Date, an amount equal to the product of
          (A) the sum of (1) his annual base salary at the rate in effect on the date hereof plus any increases therein subsequent thereto, plus (2) the greater of the amount that was awarded to the Executive under the Annual Executive Incentive Compensation Plan of the Company and any other plans or arrangements of the Company and its affiliates providing for an annual (but not long-term) bonus arrangement (the 'Incentive Compensation Plans') for the calendar year immediately preceding the year in which the Termination Date occurs (whether or not fully paid), but not less than the amount paid to the Executive for 1996, plus (3) the greater of the amount that was allocated to the Executive's account under the Fortune Brands Retirement Savings Plan (the 'Profit-Sharing Plan'), including the Company 401(k) matching contribution thereto, the profit-sharing provisions of the Supplemental Plan of Fortune Brands, Inc. (the 'Supplemental Plan'), including the Company matching award related to the supplemental tax deferred amounts therein, and any other defined contribution plan of the Company or an affiliate for 1996 and the amount that would have been required to be so allocated to him for the year immediately preceding the year in which the Termination Date occurs, multiplied by
          (B) the lesser of the number two and the number of years (and fraction thereof) from the Termination Date to the Executive's Normal Retirement Date (as defined in the Retirement Plan for Employees and Former Employees of Fortune Brands, Inc. (the 'Retirement Plan')); and"

          3. Section 2(f)(ii) of the Agreement is hereby amended in its entirety as follows:

               "(ii) incentive compensation under the Incentive Compensation Plans for the calendar year in which the Termination Date occurs, payable at the time awards thereunder are normally paid, equal to the amount paid to the Executive under the Incentive Compensation Plans for 1996 or, if higher, the amount for the calendar year immediately preceding the year in which the Termination Date occurs, with such incentive compensation amount prorated for the portion of the year through the Termination Date. The payments under this Section 2(f)(ii) shall be reduced by the amount actually paid to the Executive under the Incentive Compensation Plans for the calendar year in which the Termination Date occurs."

          4. Sections 3, 4, 5, 6, 7, 8, and 9 of the Agreement are hereby amended by redesignating them as Sections 7, 8, 9, 10, 11, 12 and 13, respectively, (and any references to such Sections are hereby redesignated accordingly) and new Sections 3, 4, 5 and 6 are added to the Agreement as follows:

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                    "Section 3.  Confidential Information.
                                 ------------------------

                    (a) The Executive acknowledges that given his high level position with the Company, he has had and will have access to highly confidential information of the Company and its affiliates, including, but not limited to, financial information, supply and service information, marketing information, personnel data, customer lists, business and financial plans and strategies, and product costs, sources and pricing. The Company and the Executive consider their relation to be one of high confidence with respect to all such information ('Confidential Trade Secrets'). Accordingly, the Executive agrees that during and for a period of eighteen (18) months after the termination of his employment with the Company, regardless of the reasons that such employment might end, the Executive will:

                    (i) hold all Confidential Trade Secrets in confidence and not discuss, communicate, disclose or transmit to others, or make any unauthorized copy of or use the Confidential Trade Secrets in any capacity, position or business unrelated to the Company;

                    (ii) use the Confidential Trade Secrets only in furtherance of proper Company employment related business reasons; and

                    (iii) take all reasonable action that the Company deems necessary and appropriate to prevent unauthorized use or disclosure of or to protect the Company's interests in the Confidential Trade Secrets.

                    (b) It is understood and agreed that the Executive's obligations under Section 3(a) do not extend to any knowledge or information which is or hereafter may become available to the public or to competitors otherwise than by disclosure by the Executive in breach of this Agreement nor to disclosure compelled by judicial or administrative proceedings after the Executive diligently tries to avoid each disclosure and affords the Company the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

                    Section 4.   Loyalty.  The Executive further acknowledges
                                 -------
          that the loyalty and dedicated service of the Company's and its affiliates' employees is critical to the Company's business. Accordingly, the Executive agrees that during and after his employment by the Company, regardless of the reasons the employment might end, he will not, without the prior written consent of the Company, induce or attempt to induce any employee or agency representative of the Company or any of its affiliates to leave the employment or representation of the Company or of any affiliate. The Executive also agrees that during and after his employment, he will not take any action, or make any statements, that could discredit or disparage the Company or its affiliates, or its or their officers, directors, employees or products.

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                    Section 5.   Non-Competition.
                                 ---------------

                    (a) The Executive acknowledges that the Company and its affiliates have invested time and money in establishing or planning to establish one or more aspects of its business throughout the United States, Canada, Mexico and Europe. Therefore, the Executive agrees that during his employment by the Company and for a period of eighteen
          (18) months after the termination of his employment, the Executive will not, directly or indirectly, individually engage in nor be competitively employed or retained by, or render any competing services for, or be financially interested in, any firm or corporation engaged in any business in the United States, Canada, Mexico or Europe which is directly competitive with any significant business in which the Company or any of its affiliates was engaged during the two-year period preceding the date the Executive's employment terminates, including, but not limited to, any significant business in which, during such two-year period, the Executive was involved in the Company's or any affiliate's planning to enter such business.

                    (b)    The restriction in Section 5(a) shall not apply to

                    (i) the purchase by the Executive of stock not to exceed 5% of the outstanding shares of capital stock of any corporation whose securities are listed on any national securities exchange; or

                    (ii) the employment of the Executive by a non-competitive subsidiary or non-competitive affiliated entity of a competitor of the Company or any affiliate upon written consent of the Company, which consent shall not unreasonably be withheld.

                    (c) The Executive also agrees that for a period of eighteen (18) months after the termination of his employment with the Company he will not solicit business from nor directly or indirectly cause others to solicit business that competes with the Company's or any affiliate's line of products from any entities which have been customers of the Company during the Executive's employment or which were targeted as potential customers during Executive's employment.

                    Section 6.   Remedies.  The Executive recognizes and agrees:
                                 --------

                    (a) that the covenants and restrictions in Sections 3, 4 and 5 of this Agreement are reasonable and valid and all defenses to the strict enforcement thereof by the Company are waived by the Executive to the full extent permitted by law. In the event, however, that a court of competent jurisdiction should determine in any case that the enforcement of any provision contained in such paragraphs would not be reasonable, it is intended that enforcement of a provision which is determined by such court to be reasonable shall be given effect; and

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                    (b)    that a breach of the covenants and restrictions in
          Sections 3, 4 and 5 of this Agreement would result in irreparable harm to the Company which could not be compensated by money damages alone. Accordingly, the Executive agrees that should there be a breach of any or all of these provisions or a threatened breach, the Company shall be entitled to cease paying amounts under Section 2 and to offset any amounts it owes to Executive against any damage that it has suffered as a result of the breach of any of the covenants and restrictions in Sections 3, 4 and 5 and, in addition to its other remedies, to an order enjoining any such breach or threatened breach without bond. In addition, the Executive agrees that, in the event he breaches any of the covenants or restrictions in Sections 3, 4 or 5 of this Agreement, he will promptly repay to the Company upon demand of the Company any amounts paid to him pursuant to Section 2. The Executive further agrees that he will reimburse the Company for its attorney fees and costs incurred in pursuing any action to enforce these provisions."

          5. Section 5 of the Agreement (Section 9 as redesignated above) is hereby amended in its entirety as follows:

               "Any notice, demand, or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    If to the Company:

                         Fortune Brands, Inc.
                         300 Tower Parkway
                         Lincolnshire, Illinois 60069

                         Attention:  Secretary

                    If to the Executive:

                         Mark A. Roche
                         22 S. Wynstone Drive
                         North Barrington, IL  60010

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          or to such other address as either party may designate by notice to the other and shall be deemed to have been given as of the date so personally delivered or mailed."

     IN WITNESS WHEREOF, the Company has caused this Amendment to Severance Agreement to be signed by its duly authorized officer and the Executive has hereunto set his hand as of the ____________day of December, 2000.

                                   FORTUNE BRANDS, INC.


                                   By:__________________________________
                                      Anne C. Linsdau
                                      Vice President - Human Resource

Attest:


__________________________

                                      __________________________________
                                      Mark A. Roche

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